UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

Prairie Operating Co.
(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

(713) 766-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Series F Convertible Preferred Stock – Letter Agreement

On April 8, 2026, Prairie Operating Co. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Hudson Bay PH XIX LLC (“High Trail”), pursuant to which the parties agreed, among other things, (i) that the Company would repurchase, on the date of the Letter Agreement, 13,727 shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred”) from High Trail for an aggregate purchase price of $18,999,047.64 payable in cash, plus all accrued but unpaid dividends on such shares of Series F Preferred through and including the date upon which such shares of Series F Preferred are repurchased (which accrued and unpaid dividends shall be paid in the form of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued to High Trail in an amount equal to all such accrued but unpaid dividends, divided by the Market Stock Payment Price (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”)) as of the date of the Letter Agreement, rounded up to the next whole share) (the “Repurchase Price”), (ii) the Company would issue to High Trail, on the date of the Letter Agreement, a warrant to purchase 4,000,000 shares of Common Stock at an exercise price of $0.01 per share (subject to adjustment pursuant to the terms therein) in the form attached to the Letter Agreement (the “First Penny Warrant”), (iii) if on July 8, 2026, for any reason, the Anniversary Warrants (as defined in the Series F Certificate of Designation) are not issued to High Trail, the Company will issue to High Trail a warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $0.01 per share (subject to adjustment pursuant to the terms therein) in the form attached to the Letter Agreement (the “Second Penny Warrant” and, together with the First Penny Warrant, the “Penny Warrants”), and (iv) subject to High Trail’s receipt of the Repurchase Price, the issuance of the First Penny Warrant to High Trail, and certain other conditions set forth in the Letter Agreement, High Trail would waive the Company’s obligation to pay the previously announced $3.0 million cash extension fee.

The First Penny Warrant is, and the Second Penny Warrant, if issued, will be, immediately exercisable. The Penny Warrants will terminate six months after the date that no shares of Series F Preferred remain outstanding and provide that the shares of Common Stock issuable upon exercise of such Penny Warrant shall be Freely Tradeable (as defined in the Series F Certificate of Designation) as of such termination date and for the preceding 90 days.

Pursuant to the Letter Agreement, the parties also agreed to (i) amend Section 4(w) of the Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended (the “Purchase Agreement”), to change the “Anniversary Warrant Issuance Date” from April 9, 2026 to July 8, 2026, and (ii) reduce the number of shares of Common Stock issuable upon exercise of the Anniversary Warrants from (1) a number of shares equal to the quotient of (A) 125% of the Stated Value (as defined in the Series F Certificate of Designation) of all Series F Preferred held by such holder on the original issuance date, divided by (B) the average of the 10 daily volume-weighted average per share trading prices of the Common Stock during the 10 trading days prior to the original issuance date, to (2) a number of shares equal to the quotient of (A) 75% of the Stated Value of all Series F Preferred held by such holder on July 8, 2026, divided by (B) the average of the 10 daily volume-weighted average per share trading prices of the Common Stock during the 10 trading days prior to the original issuance date. The Letter Agreement amends certain footnotes in the Form of Anniversary Warrant attached as Exhibit B to the Purchase Agreement to replace certain references to April 9, 2026 with references to July 8, 2026.

Pursuant to the Letter Agreement, the parties agreed that at any time that Alternative Conversion Consideration (as defined in the Series F Certificate of Designation) is determined for purposes of Section 7(E)(ii) of the Series F Certificate of Designation, High Trail may elect, solely for purposes of calculating the amount determined under clause (b) of the definition of “Market Stock Payment Price,” to have such amount calculated based upon the average of the two lowest daily volume-weighted average per share trading prices of the Common Stock during any five consecutive trading day period that occurred within the 35 trading day period ending on the date of such calculation (in lieu of the five trading day period set forth in such clause (b)). The parties further agreed that, solely with respect to any shares of Series F Preferred held by High Trail or its affiliates, the “Cash Sweep Amount” set forth in the Series F Certificate of Designation shall mean (a) with respect to any Cash Sweep Financing (as defined in the Series F Certificate of Designation), 50% of the net proceeds from such financing and (b) with respect to any DFCF Action (as defined in the Series F Certificate of Designation), 25% of the amount of such dividend, distribution, prepayment or investment, as applicable.

The Letter Agreement provides High Trail with certain registration rights with respect to the Penny Warrants and the shares of Common Stock underlying the Penny Warrants. Among other things, the Company must file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) as soon as practicable but in no event later than 30 days after the date of the Letter Agreement to register all shares of Common Stock issuable upon exercise of the First Penny Warrant (the “Registrable Shares”) on Form S‑1 or Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”) (providing for shelf registration of such Registrable Shares under Commission Rule 415) (such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”) and use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within 30 days of the filing thereof (or, in the event the staff of the Commission reviews and has written comments to such Resale Registration Statement, within 60 days of the filing thereof). If the Resale Registration Statement is not properly filed or declared effective within the deadline, or other stated failures occur (each, a “Failure”), the Company must pay to High Trail an amount in cash equal to 1% of (x) the Daily VWAP (as defined in the Series F Certificate of Designation) on the date of such Failure, as applicable, multiplied by (y) the number of Registrable Shares then held by or issuable to High Trail to which such Failure, as applicable, pertains (1) on the date of such Failure, as applicable, and (2) on certain anniversaries of such Failure, dependent on the nature of the Failure. The provisions relating to the registration rights of the First Penny Warrant apply equally to the Second Penny Warrant, if issued, after accounting for items such as difference in dates of issuance.

The Letter Agreement provides High Trail with certain participation rights whereby, subject to certain exceptions, from the date of the Letter Agreement until the date that is 18 months after the date of the Letter Agreement, if the Company proposes to offer, sell, grant any option to purchase, or otherwise dispose of any of its or any subsidiaries’ equity or equity‑linked securities, including without limitation any Convertible Securities (as defined in the Purchase Agreement), the Company must provide written notice to High Trail and offer to issue and sell to or exchange with High Trail and/or any of its affiliates, as designated by High Trail, up to 35% of the offered securities.

The Letter Agreement contains customary representations and warranties, covenants and agreements by the Company and indemnification obligations.

The foregoing description of the First Penny Warrant, the Second Penny Warrant, and the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the First Penny Warrant, the form of Second Penny Warrant, and the Letter Agreement, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the First Penny Warrant is incorporated by reference into this Item 3.02.

The First Penny Warrant was issued without registration under the Securities Act, in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	First Penny Warrant.

4.2	Form of Second Penny Warrant.

10.1	Letter Agreement, dated April 8, 2026, by and between the Company and Hudson Bay PH XIX LLC.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.

	By:	/s/ Gregory S. Patton
	Name:	Gregory S. Patton
	Title:	Executive Vice President & Chief Financial Officer

Date: April 9, 2026